INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Sovereign Bancorp, Inc.
(Successors of Bankers Corp.):


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, and Form S-3 No.
333-39113) of Sovereign Bancorp, Inc. and in the related prospectus of our report dated January 31, 1997, except as to Note 2, which is as of February 5, 1997, relating to the consolidated statement of condition of Bankers Corp. and subsidiary as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the 1997 Annual Report on Form 10-K of Sovereign Bancorp, Inc. The financial statements referred to above are not separately presented in the 1997 Annual Report on Form 10-K of Sovereign Bancorp, Inc.



                                                 /s/ KPMG Peat Marwick LLP


Short Hills, New Jersey
March 9, 1998